Exhibit 99.1

True Nature Appoints Thomas Burnell President and CEO, Brings Deep Experience in Healthcare and Animal Sciences

ATLANTA, GA -- (Accesswire– October 3, 2017) - True Nature Holding, Inc. (OTCQB: TNTY) (the "Company" or “True Nature”) announced the appointment of healthcare executive Mr. Thomas Burnell to the positions of President and Chief Executive Officer (CEO) effective October 2, 2017. In addition to the foregoing, the Company intends to appoint Mr. Burnell to its Board of Directors as soon as practical.

Mr. Burnell, age 55, is a senior executive with over 25 years of experience in the healthcare and veterinary marketplaces. "Mr. Burnell is a highly experienced executive with exceptional leadership capabilities and a strong vision for building a robust, growth-oriented operating company within the human and veterinary pharmacy space," said Dr. Jordan Balencic, Chairman of True Nature. “Mr. Burnell brings with him decades of senior leadership experience in health sciences and the public markets. His insights into corporate operations and capital raising will be immensely helpful during the potentially transformative period for True Nature. The compounding pharmacy marketplace remains ripe for consolidation, and under Mr. Burnell’s leadership, management believes we can achieve our business plans,” Dr. Balencic continued.

Mr. Burnell said, “I believe in the True Nature business model and plan, and I am excited to have the opportunity to further develop, lead and execute this plan.  I am thrilled about the possibilities that lie ahead and look forward to growing an extremely capable leadership team as we embark upon the exciting journey of consolidating the compounding pharmacy industry.”

In both staff positions, and under consulting agreements, Mr. Burnell has held numerous leadership roles. Mr. Burnell was the President of Boston Heart Diagnostics until March 31, 2017, and he served as Operating Partner of Ampersand Capital Partners (“Ampersand”), a private-equity company, until December 31, 2016, where he represented Ampersand’s investment in Elite One Source Nutrisciences, Inc, as its President and CEO, and as Executive Chairman of Accuratus Lab Services, Inc. Mr. Burnell served as a board member of Viracor-IBT Laboratories, Inc., and as its President and CEO through 2014, and from 2006 until 2011 he was the President and CEO of Nebraska Heart Hospital. From 2002 until 2006 Mr. Burnell was President and CEO of Eurofins Scientific, Inc., a publicly held company trading on the Euronex Exchange, and from 2000 until 2002 he was President and CEO of GenomicFX, Inc., a leader in livestock and aquaculture genomics. Mr. Burnell held various senior management positions at the ContiGroup Companies, Inc., a global agriculture, food and nutrition company. He holds a PhD in Nutrition from the University of Kentucky, awarded in 1988, and a B.S. and M.S. degree in Animal Sciences from the University of Nebraska-Lincoln.

The Mission of True Nature Holding, Inc.
To unlock the potential of the compounding pharmacy industry to improve human and animal health, serve unmet patient needs, elevate the dignity of skilled pharmacists, and build shareholder value through the delivery of quality, cost effective, and innovative healthcare products and pharmaceuticals to the world.
Statement Under the Private Securities Litigation Reform Act
As contemplated by the provisions of the Safe Harbor section of the Private Securities Litigation Reform Act of 1995, this news release contains forward-looking statements pertaining to future, anticipated, or projected plans, performances, and developments, as well as other statements relating to future operations. All such forward-looking statements are necessarily only estimates or predictions of future results or events and there can be no assurance that actual results or events will not materially differ from expectations. Further information on potential factors that could affect True Nature Holding, Inc. is included in the Company's filings with the Securities and Exchange Commission. We expressly disclaim any intent or obligation to update any forward-looking statements.

Investor Presentation: An investor presentation dated August 2017 can be viewed at the following link: https://truenaturepharma.com/investor-presentation/

To learn more about the Company, visit: https://truenaturepharma.com/

Investor Contact:
contact@truenaturepharma.com
844-383-TNTY (8689)